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                                                                   EXHIBIT 23.5


               CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1998, except with respect to paragraph 3 of
Note 4, as to which the date is August 15, 1998 and paragraph 4 of Note 4, as to which the date is March 10, 2000, with respect to the consolidated financial statements of Aspect Development, Inc. in for the year ended December 31, 1997, included in this Registration Statement (Form S-4) of i2 Technologies, Inc.

                                                    /s/ ERNST & YOUNG LLP

                                                    ERNST & YOUNG LLP


Palo Alto, California
August 3, 2001